UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 23, 2007

United Online, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 23, 2007, the Compensation Committee of the Board of Directors of United Online, Inc. adopted the United Online, Inc. 2007 Management Bonus Plan (the “Bonus Plan”).  The individual bonus awards payable to the participants in the Bonus Plan for fiscal 2007 shall be based fifty percent (50%) upon the company’s success in achieving specified targets tied to the company’s revenues and fifty percent (50%) upon the company’s success in achieving specified targets tied to the company’s operating income (before depreciation and amortization expenses and certain other expenses) (collectively, the “Targets”).  Bonuses attained as a result of meeting 100% or less of the Targets will be paid in cash.  In addition, individual bonus awards may be adjusted upwards based upon the company’s success in achieving specified targets tied to the company’s revenues excluding the company’s dial-up billable services revenues.  Upward adjustments in excess of 100% of the Targets will be paid in fully vested shares, with the number of shares payable determined by the total amount payable less the cash amount paid, divided by $14.14 per share.  Bonuses will be payable in the first quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
President and Chief Financial Officer